Exhibit 99.2

Independent Auditors’ Report

The Board of Directors
National Nephrology Associates, Inc.:

We have audited the accompanying consolidated balance sheets of National Nephrology Associates, Inc. and subsidiaries (the Company) as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Nephrology Associates, Inc. and subsidiaries as of December 31, 2002 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets and debt extinguishments in 2002.

/s/ KPMG LLP

March 19, 2004, except as to note 17, which is as of April 16, 2004

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2002	2003
Assets
Current assets:
Cash	$4,694,636	7,841,639
Accounts receivable, less allowance for doubtful accounts of $7,396,626 and $4,471,176 at December 31, 2002 and 2003, respectively	54,527,994	59,590,024
Other receivables	2,081,769	2,503,149
Inventory	6,530,074	4,640,324
Prepaid expenses and other current assets	4,839,026	5,272,468
Deferred tax assets	4,097,461	3,199,077

Total current assets	76,770,960	83,046,681

Property and equipment, net	48,275,156	48,048,101
Goodwill, net	170,910,918	177,205,728
Other intangible assets, net	3,499,178	10,114,665
Deferred financing costs, net	3,093,753	13,832,973
Other assets	2,849,578	2,063,222

Total assets	$305,399,543	334,311,370

See accompanying notes to consolidated financial statements.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2002	2003
Liabilities and Stockholders’ Equity
Current liabilities:
Current installments of long-term debt	$15,474,639	2,010,315
Current installments of capital lease obligations	910,947	1,815,187
Accounts payable	13,801,101	8,294,960
Accrued compensation	6,226,672	8,197,793
Other accrued expenses and current liabilities	11,823,054	16,042,775

Total current liabilities	48,236,413	36,361,030

Long-term debt, net of current installments	132,084,803	160,504,910
Capital lease obligations, net of current installments	1,239,770	1,411,281
Deferred tax liabilities	3,441,143	6,858,757
Series A convertible preferred stock subject to put option	1,350,000	1,350,000
Other long-term liabilities	962,849	1,479,408

Total liabilities	187,314,978	207,965,386

Minority interest	5,536,613	5,883,264

Stockholders’ equity:
Series A convertible preferred stock, $0.01 par value. Authorized 150,000,000 and 180,000,000 shares; issued and outstanding 78,646,574 and 80,848,084 shares at December 31, 2002 and 2003, respectively	786,466	808,481
Series B convertible preferred stock, $0.01 par value. Authorized 30,000,000 shares; issued and outstanding 18,895,970 and 18,668,754 shares at December 31, 2002 and 2003, respectively	188,960	186,688
Series C convertible preferred stock, $0.01 par value. Authorized 25,000,000 shares; issued and outstanding 0 shares at December 31, 2002 and 2003	—	—
Common stock, $.01 par value. Authorized 210,000,000 shares; issued and outstanding 5,453,528 shares at December 31, 2002 and 2003	54,535	54,535
Additional paid-in capital	112,761,295	114,887,711
(Accumulated deficit) retained earnings	(430,298)	5,459,197
Treasury stock, at cost, 221,592 and 733,193 shares at December 31, 2002 and 2003, respectively	(285,337)	(928,554)
Subscription receivable	(527,669)	(5,338)

Total stockholders’ equity	112,547,952	120,462,720

Total liabilities and stockholders’ equity	$305,399,543	334,311,370

See accompanying notes to consolidated financial statements.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Consolidated Statements of Operations

	Years ended December 31,
	2001	2002	2003
Net revenue	$195,737,387	225,281,980	241,095,295

Operating expenses:
Patient care and other clinic costs	133,934,208	163,375,612	177,352,894
General and administrative expenses	20,868,046	23,313,255	21,769,468
Provision for doubtful accounts	7,050,174	4,594,765	6,357,859
Provision for doubtful notes receivable from related party	6,870,849	—	—
Write off of abandoned acquisition costs	—	1,529,334	—
Depreciation and amortization	15,280,300	10,718,919	10,342,495

Total operating expenses	184,003,577	203,531,885	215,822,716

Income from operations	11,733,810	21,750,095	25,272,579

Other income and expenses:
Other income	865,775	99,063	171,000
Interest expense	13,808,375	11,445,852	12,675,608
Equity in loss of unconsolidated affiliate	1,326,563	—	—

(Loss) income before minority interest and provision for income taxes	(2,535,353)	10,403,306	12,767,971

Minority interest in net income of consolidated entities	—	329,511	1,563,779

(Loss) income before provision for income taxes	(2,535,353)	10,073,795	11,204,192

Provision for income taxes	226,763	4,386,875	4,789,321

Net (loss) income	$(2,762,116)	5,686,920	6,414,871

See accompanying notes to consolidated financial statements.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)

Years ended December 31, 2001, 2002 and 2003

	Series A Preferred stock		Series B Preferred stock		Series C Preferred stock		Common stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances as of December 31, 2000	71,432,590	$714,326	16,399,082	$163,991	—	$—	5,453,528	$54,535
Issuance of Series A preferred stock	5,742,816	57,428	—	—	—	—	—	—
Issuance of Series B preferred stock	—	—	2,496,888	24,969	—	—	—	—
Issuance of Series A preferred stock to employees	278,352	2,784	—	—	—	—	—	—
Issuance of Series A preferred stock to acquire dialysis clinics	975,000	9,750	—	—	—	—	—	—
Purchase of Series A preferred stock	—	—	—	—	—	—	—	—
Purchase of common stock	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—
Net unrealized change in cash flow hedging activities	—	—	—	—	—	—	—	—

Comprehensive loss

Balances as of December 31, 2001	78,428,758	784,288	18,895,970	188,960	—	—	5,453,528	54,535
Issuance of Series A preferred stock to physicians, employees, and others	217,816	2,178	—	—	—	—	—	—
Purchase of Series A preferred stock	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—
Net realized change in cash flow hedging activities	—	—	—	—	—	—	—	—

Comprehensive income

Balances as of December 31, 2002	78,646,574	786,466	18,895,970	188,960	—	—	5,453,528	54,535
Issuance of Series A preferred stock, net	1,668,924	16,689	—	—	—	—	—	—
Issuance of Series C preferred stock, net	—	—	—	—	10,885,673	108,857	—	—
Exercise of stock options	532,586	5,326	—	—	—	—	—	—
Cancellation of Series B preferred stock	—	—	(227,216)	(2,272)	—	—	—	—
Cancellation and payment of stock subscription receivable	—	—	—	—	—	—	—	—
Purchase of Series A preferred stock	—	—	—	—	—	—	—	—
Purchase of common stock	—	—	—	—	—	—	—	—
Redemption of Series C preferred stock	—	—	—	—	(10,885,673)	(108,857)	—	—
Dividends on Series C preferred stock	—	—	—	—	—	—	—	—
Net and comprehensive income	—	—	—	—	—	—	—	—

Balances as of December 31, 2003	80,848,084	$808,481	18,668,754	$186,688	—	$—	5,453,528	$54,535

[Table continued below]

[Table continued from above]

			Accumulated
	Additional	Accumulated	other			Total
	paid-in	(deficit)	comprehensive	Treasury	Subscription	stockholders'
	capital	earnings	income (loss)	stock	receivable	equity
Balances as of December 31, 2000	99,489,747	(3,355,102)	—	(50,000)	(220,927)	96,796,570
Issuance of Series A preferred stock	7,695,373	—	—	—	—	7,752,801
Issuance of Series B preferred stock	3,345,890	—	—	—	(306,742)	3,064,117
Issuance of Series A preferred stock to employees	276,447	—	—	—	—	279,231
Issuance of Series A preferred stock to acquire dialysis clinics	1,683,000	—	—	—	—	1,692,750
Purchase of Series A preferred stock	—	—	—	(159,775)	—	(159,775)
Purchase of common stock	—	—	—	(3,688)	—	(3,688)
Net loss	—	(2,762,116)	—	—	—	(2,762,116)
Net unrealized change in cash flow hedging activities	—	—	(397,269)	—	—	(397,269)

Comprehensive loss						(3,159,385)

Balances as of December 31, 2001	112,490,457	(6,117,218)	(397,269)	(213,463)	(527,669)	106,262,621
Issuance of Series A preferred stock to physicians, employees, and others	270,838	—	—	—	—	273,016
Purchase of Series A preferred stock	—	—	—	(71,874)	—	(71,874)
Net income	—	5,686,920	—	—	—	5,686,920
Net realized change in cash flow hedging activities	—	—	397,269	—	—	397,269

Comprehensive income						6,084,189

Balances as of December 31, 2002	112,761,295	(430,298)	—	(285,337)	(527,669)	112,547,952
Issuance of Series A preferred stock, net	1,924,412	—	—	—	(5,338)	1,935,763
Issuance of Series C preferred stock, net	12,906,200	—	—	—	—	13,015,057
Exercise of stock options	554,224	—	—	—	—	559,550
Cancellation of Series B preferred stock	(304,470)	—	—	—	—	(306,742)
Cancellation and payment of stock subscription receivable	—	—	—	—	527,669	527,669
Purchase of Series A preferred stock	—	—	—	(379,552)	—	(379,552)
Purchase of common stock	—	—	—	(263,665)	—	(263,665)
Redemption of Series C preferred stock	(12,953,950)	—	—	—	—	(13,062,807)
Dividends on Series C preferred stock	—	(525,376)	—	—	—	(525,376)
Net and comprehensive income	—	6,414,871	—	—	—	6,414,871

Balances as of December 31, 2003	114,887,711	5,459,197	—	(928,554)	(5,338)	120,462,720

See accompanying notes to consolidated financial statements.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2001, 2002 and 2003

	2001	2002	2003
Cash flows from operating activities:
Net (loss) income	$(2,762,116)	5,686,920	6,414,871
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	15,280,300	10,718,919	10,342,495
Provision for doubtful accounts	7,050,174	4,594,765	6,357,859
Provision for notes receivable from related party	6,870,849	—	—
Equity in loss of unconsolidated affiliate	1,326,563	—	—
Loss on sale of property and equipment	—	—	164,664
Gain on sale of minority interest	—	—	(332,095)
Income attributable to minority interest	—	329,511	1,563,779
Deferred taxes	153,110	4,262,489	4,315,998
Amortization of deferred financing costs	852,878	1,238,136	1,263,282
Write off of abandoned acquisition costs	—	1,529,335	—
Write off of deferred financing costs	—	—	2,391,904
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(10,371,139)	(15,231,404)	(11,419,890)
Other receivables	(1,950,234)	922,866	(535,879)
Inventory	(1,203,010)	(613,071)	1,889,750
Prepaid expenses and other current assets	(1,833,910)	585	(433,442)
Other assets	15,867	(111,982)	786,356
Accounts payable	(1,835,078)	3,353,741	(5,506,142)
Accrued compensation	597,426	1,265,692	1,971,121
Other accrued expenses and current liabilities	1,875,565	(2,372,268)	4,194,769

Net cash provided by operating activities	14,067,245	15,574,234	23,429,400

Cash flows from investing activities:
Purchases of property and equipment	(17,551,051)	(16,006,451)	(9,073,658)
Proceeds from sale of property and equipment	—	—	216,634
Cash paid for acquisitions, net	(26,248,936)	(6,115,721)	(11,665,555)
Advances to and notes receivable from related parties	(5,939,694)	(84,457)	—

Net cash used in investing activities	(49,739,681)	(22,206,629)	(20,522,579)

Cash flows from financing activities:
Proceeds from long-term debt	76,560,000	68,709,572	190,500,000
Repayments on long-term debt and capital lease obligations	(51,977,210)	(62,448,004)	(179,435,483)
Net proceeds from issuance of preferred stock	11,096,149	273,016	14,982,582
Proceeds from sale-leaseback transactions	—	—	2,668,512
Minority interest sales and contributions	—	5,207,102	1,055,238
Minority interest distributions	—	—	(1,940,271)
Payment of dividends	—	—	(525,376)
Repurchase of preferred stock	(163,463)	(71,874)	(13,382,359)
Proceeds from exercise of stock options	—	—	559,550
Payment of debt financing costs	(754,864)	(900,964)	(14,242,211)

Net cash provided by financing activities	34,760,612	10,768,848	240,182

Net (decrease) increase in cash	(911,824)	4,136,453	3,147,003

Cash at beginning of year	1,470,007	558,183	4,694,636

Cash at end of year	$558,183	4,694,636	7,841,639

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$13,160,455	10,335,067	7,670,753
Cash paid during the year for taxes	918,508	401,769	617,032
Supplemental disclosures of noncash transactions:
Capital lease obligations	320,269	1,540,165	3,004,977
Cancellation of Series B preferred stock	—	—	(306,742)
Cancellation of stock subscription receivable	—	—	495,908
Exchange of Series A preferred stock in payment of note receivable	—	—	(60,000)
Exchange of common stock in payment of subscription and interest receivable	—	—	(263,665)
Change in cash flow hedging obligation	397,269	(397,269)	—
Acquisitions:
Current assets acquired	684,809	—	—
Furniture and equipment	4,099,398	1,149,679	80,216
Other assets acquired	374,119	68,963	—
Accounts payable and accrued liabilities	1,155,224	—	—
Series A Preferred stock	3,042,750	—	—

See accompanying notes to consolidated financial statements.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(1)	Organization and Summary of Significant Accounting Policies

(a)	Description of Business

National Nephrology Associates, Inc. (NNA), a Delaware corporation, was formed in September 1996 and is a specialized provider of dialysis services to patients with kidney disease, including patients suffering from chronic kidney failure, also known as end-stage renal disease (ESRD).

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of National Nephrology Associates, Inc. and all wholly owned and majority owned subsidiaries (the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include valuation of property and equipment, goodwill and other intangible assets, receivables, deferred income tax assets and derivative instruments, self-insurance accruals, and equity instruments. Actual results could differ from those estimates.

(d)	Net Revenue and Net Accounts Receivable

Revenue, net of contractual provisions, is recognized at the time services are provided. Contractual provisions represent the difference between the gross amount billed for these services and the amount the Company expects to receive from third party payors, patients, and others. Under the Medicare ESRD program, Medicare reimbursement rates for outpatient dialysis treatments are fixed under a composite rate structure. The composite rate applies to a designated group of outpatient dialysis services, including the dialysis treatment, supplies for treatment, some laboratory tests, and some medications. There are other drugs, laboratory tests, and services that are eligible for separate reimbursement outside the composite rate. Most state Medicaid plans follow reimbursement methodologies that are similar to the Medicare program, but other payors, particularly private insurance plans and managed care payors, reimburse the Company under contractual arrangements.

Patient accounts receivable consist of amounts owed by third party payors, patients, and others. The Company’s primary source of collection risk is related to the portion of gross charges for which the patient is responsible. The patients’ responsibility can be as high as 20% of gross charges. The Company records an estimate of the provision for doubtful accounts in the period in which the revenue is recognized based on management’s estimate of the net collectibility of the accounts receivable. Management estimates and monitors the net collectibility of accounts receivable based upon a variety of factors, including the analysis of payor mix, subsequent collection analysis, and review of detailed agings of accounts receivable.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(e)	Inventory

Inventory is composed primarily of drugs and medical supplies and is stated at the lower of cost, determined on a first-in, first-out basis, or market.

(f)	Property and Equipment

Property and equipment are recorded at cost. Routine maintenance and repairs are charged to expense as incurred. Expenditures for major improvements that extend useful lives or increase values are capitalized. Equipment under capital leases is stated at the present value of the minimum lease payments. Depreciation is computed on straight-line basis over the estimated useful life of each class of depreciable assets as follows: equipment and fixtures – 3 to 5 years and buildings – 20 to 40 years. Equipment under capital leases is amortized over the shorter of the lease term or the estimated useful life of the equipment unless the lease contains a transfer of title or bargain purchase option. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful life or the life of the lease. Such amortization is included in depreciation and amortization in the accompanying consolidated statements of operations.

(g)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of Statements of Financial Account Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets.

In connection with SFAS No. 142’s transitional goodwill impairment evaluation, the Statement required the Company to perform an assessment of whether there was an indication that goodwill is impaired as of the date of adoption. To accomplish this, the Company was required to identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Company determined that it has one reporting unit. The Company was required to determine the fair value of the reporting unit and compare it to the carrying amount of the reporting unit within six months of January 1, 2002. To the extent the carrying amount of a reporting unit exceeded the fair value of the reporting unit, the Company would be required to perform the second step of the transitional impairment test, as this is an indication that the reporting unit goodwill may be impaired. The fair value of the reporting unit exceeded the carrying amount at January 1, 2002. Accordingly, the second step was not required and goodwill was not considered impaired. Subsequent impairment assessments at December 31, 2002 and 2003 also indicated no impairment was evident.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over the expected periods to be benefited, generally 25 years, and assessed for recoverability by determining whether the amortization of the goodwill balance over its remaining life could be recovered through undiscounted future operating cash flows of the acquired operation.

Intangible assets with definite lives, such as non-competition agreements and acute dialysis service agreements are amortized over the estimated useful lives of such assets.

(h)	Impairment of Long-Lived Assets

The Company adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not affect the Company’s consolidated financial statements.

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

(i)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

To the extent realization of deferred tax assets is not considered more likely than not, a valuation allowance on deferred tax assets is provided.

(j)	Stock Option Plan

The Company applies the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, issued in March 2000, to account for its stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price and all contingent events have occurred.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based method of accounting described above and has adopted only the disclosure requirements of SFAS No. 123. The following table illustrates the effect on net (loss) income if the fair-value-based method had been applied to all outstanding and unvested awards in each period.

	2001	2002	2003
Net (loss) income, as reported	$(2,762,116)	5,686,920	6,414,871
Add stock based employee compensation expense included in reported net (loss) income, net of tax	—	16,448	12,397
Deduct total stock based employee compensation expense determined under fair value based method for all rewards, net of tax	339,980	215,262	276,647

Pro forma net (loss) income	$(3,102,096)	5,488,106	6,150,621

(k)	Financial Instruments

The Company has financial instruments consisting of cash, patient and other accounts receivable, and accounts payable that approximate the fair value due to the short maturity of these instruments. In addition, the Company has long term debt and capital leases whose fair value approximate $149.7 million and $172.9 million at December 31, 2002 and 2003, respectively.

(l)	Self Insurance Accruals

The Company is subject to medical malpractice and workers compensation claims and lawsuits in the ordinary course of business. To mitigate a portion of this risk, the Company maintains insurance for malpractice claims exceeding certain individual and aggregate amounts and workers compensation claims exceeding certain individual and aggregate amounts. In addition, the Company self-insures its employee health and dental plans, while maintaining insurance coverage for claims exceeding certain individual and aggregate amounts. The Company accrues an estimate of the self-insured retention portion of the malpractice risks based on historical claims data, demographic factors, and other assumptions. The Company accrues an estimate of the self-insured retention portion of workers compensation risks by using historical claims data and other assumptions. The Company accrues an estimate of the self-insured retention portion of employee health and dental claims by using actuarial calculations that include historical claims data and other assumptions. The estimated accrual for malpractice, workers compensation, and employee health and dental claims could be significantly affected if current and future occurrences differ from historical claims trends.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(m)	Minority Interest

As of December 31, 2002, the $5.5 million minority interest balance consists primarily of a 49% outside ownership interest in seven dialysis facilities in East Orange, New Jersey; Harrison, New Jersey; and Paducah, Kentucky and a 20% outside ownership interest in two dialysis facilities in Memphis, Tennessee. As of December 31, 2003, the $5.9 million minority interest balance consists primarily of these ownership interests and a 40% outside interest in two dialysis facilities in Sarasota, Florida and Venice, Florida.

(n)	Deferred Financing Costs

Financing costs incurred in conjunction with credit agreements and notes are capitalized and amortized on a straight-line basis over the life of the instrument. The amortization of deferred financing costs was $852,878, $1,238,136, and $1,263,282 for the years ended December 31, 2001, 2002, and 2003, respectively, and is included in interest expense in the consolidated statements of operations. In October 2003, the Company entered into a new $75.0 million credit agreement and charged to interest expense $2,391,904 in unamortized deferred financing costs related to the old credit agreement.

(o)	Vendor Rebates

Vendor rebates are accrued as a reduction in the cost of inventory and patient care and other clinic costs as the Company makes purchases which are eligible for rebates. The Company accrues rebates that are probable of realization and reasonably estimable.

(p)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated.

(q)	Recently Issued Accounting Standards

In December 2003, the FASB issued FASB Interpretation No. 46R (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company is currently evaluating the impact of applying this standard.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. For the Company, the Statement was effective for instruments entered into or modified after May 31, 2003 (of which there are none outstanding at December 31, 2003) and otherwise will be effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the Statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments.

(r)	Recently Adopted Accounting Standards

In June 2001, FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. The Company also records a corresponding asset that is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company adopted SFAS No. 143 on January 1, 2003. The adoption of SFAS No. 143 did not affect the Company’s consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 amends existing guidance on reporting gains and losses on the extinguishment of debt to prohibit the classification of the gain or loss as extraordinary, as the use of such extinguishments have become part of the risk management strategy of many companies. SFAS No. 145 also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The provisions of the Statement related to the rescission of Statement No. 4 are applied in fiscal years beginning after May 15, 2002. Earlier application of these provisions was encouraged. The provisions of the Statement related to Statement No. 13 were effective for transactions occurring after May 15, 2002, with early application encouraged. In 2003, the Company recognized $2,391,904 in additional interest expense related to the extinguishment of the Company’s old credit facility.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

provisions of this Statement are effective for exit or disposal activities that were initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material effect on the Company’s consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an interpretation of FASB Statements No. 5, 57 and 107 and a rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. The Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the Interpretation were applicable to guarantees issued or modified after December 31, 2002 and did not have a material effect on the Company’s financial statements. The disclosure requirements were effective for financial statements of interim and annual periods ending after December 15, 2002.

(s)	Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

(2)	Net Revenue

Net revenue is recorded at the estimated net realizable amount from Medicare, Medicaid, certain commercial insurers, and other third-party payors for services rendered. The Medicare and Medicaid programs, certain commercial, and other third-party payors reimburse the Company at amounts that are different from the Company’s established rates. Contractual adjustments represent the difference between the amounts billed for these services and the amounts that are reimbursable by third-party payors. A summary of the basis for reimbursement with these payors follows:

(a)	Medicare

The Company is paid by the Medicare program on a prospective payment system for dialysis services. Each clinic receives a composite rate per treatment that is adjusted to account for geographic differences in the cost of labor.

(b)	Medicaid

Medicaid is a state-administered program with reimbursements varying by state. The Medicaid programs administered in each state in which the Company operates reimburse the Company for dialysis services rendered based on prospective rates similar to Medicare.

(c)	Other

Other payments from patients, commercial insurers, and other third-party payors are received pursuant to a variety of reimbursement arrangements, which are generally higher than those payments received from the Medicare and Medicaid programs.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(d)	Business and Credit Concentrations

The administration of erythropoietin (EPO) is beneficial in the treatment of anemia, a medical complication frequently experienced by dialysis patients. Specifically identifiable revenue from the administration of EPO was 29%, 28%, and 29% of the net patient service revenue of the Company for the years ended December 31, 2001, 2002, and 2003, respectively. EPO is produced by a single manufacturer.

The Company had gross receivables from Medicare and Medicaid of approximately $38,365,000 and $34,383,000 as of December 31, 2002 and 2003, respectively. Revenue from Medicare and Medicaid comprised approximately 55%, 58%, and 57% of net revenue the years ended December 31, 2001, 2002, and 2003, respectively.

(3)	Acquisitions

During the year ended December 31, 2001, the Company acquired clinics from the following dialysis centers:

Acquisition	Effective date	Location
Dialysis Services of Northwest Ohio, LLC (2 clinics)	January 1, 2001	Ohio
Doylestown Dialysis Enterprises, Inc. (1 clinic)	April 1, 2001	Pennsylvania
GAMBRO Healthcare, Inc. (1 clinic)	July 2, 2001	Rhode Island
Ochsner Clinic, L.L.C. (4 clinics)	July 2, 2001	Louisiana

The Company acquired the clinics primarily in exchange for approximately $26,249,000 in cash, 1,875,000 shares of Series A Convertible Preferred Stock (Series A), and the assumption of associated liabilities as follows:

Purchase price (including acquisition costs)	$30,025,306
Add fair value of liabilities assumed	1,155,224
Less fair value of assets acquired	(5,158,326)
Less value of noncompete agreements	(1,100,000)

Costs in excess of net assets acquired and noncompete agreements	$24,922,204

In connection with its acquisition of Ochsner Clinic, L.L.C. (Ochsner) and issuance of 900,000 shares of Series A to Ochsner, the Company granted Ochsner a put option (Ochsner Option) to sell the Series A shares it received to the Company at $1.50 per share. Ochsner may sell 500,000 of these shares back to the Company at any time during the period beginning on the first anniversary of the closing date and ending on the fifth anniversary of the closing date. Ochsner may sell the other 400,000 shares in installments of 80,000 shares per year beginning on the first anniversary of the closing date. This option is cumulative in effect, such that any shares eligible to be sold to the Company in one year for which the option is not exercised may be sold to the Company in any succeeding year. As of December 31, 2003, none of these put options had been exercised. The shares of Series A subject to the Ochsner put option in the amount of $1,350,000 are included in Series A convertible preferred stock subject to put option in the accompanying balance sheet as of December 31, 2002 and 2003.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

During the year ended December 31, 2002, the Company acquired clinics from the following dialysis center:

Acquisition	Effective date	Location
Mercy Health Partners – Lourdes, Inc. (4 clinics)	February 1, 2002	Kentucky

The Company acquired the clinics primarily in exchange for $6,115,721 in cash as follows:

Purchase price (including acquisition costs)	$6,191,207
Less fair value of assets acquired	(1,218,642)
Less value of noncompete agreements	(400,000)

Costs in excess of net assets acquired and noncompete agreements	$4,572,565

During the year ended December 31, 2003, the Company entered into an agreement with Saint Barnabas Health Care System (Saint Barnabas), under which the Company agreed to acquire up to five outpatient dialysis facilities and manage seven acute inpatient dialysis programs for Saint Barnabas affiliated hospitals, for an aggregate purchase price of up to $25.9 million. In August 2003, the Company completed the first phase of this acquisition by purchasing one of the outpatient facilities and entering into a management agreement for all the remaining affiliated Saint Barnabas dialysis programs for a purchase price of $13,336,090, consisting of $11,374,050 in cash paid at closing and $1,962,040 in cash to be paid in July 2004. The acute care management agreement is for a ten year term with one year automatic renewal terms. The Company’s acquisition of two of the remaining four outpatient dialysis facilities, representing $6.1 million of the total purchase price, was contingent upon certain events which did not transpire. As a result, in November 2003, the Company notified Saint Barnabas of its election not to complete the acquisition of these two outpatient dialysis facilities. The completion of the remaining two outpatient dialysis facility acquisitions is definitive and represents $6.5 million of the original purchase price and is expected to be completed in 2004.

Acquisition	Effective date	Location
Saint Barnabas Health Care System Dialysis Operations	August 1, 2003	New Jersey

Purchase price (including acquisition costs)	$13,686,216
Less fair value of assets acquired	(80,216)
Less value of noncompete agreement	(100,000)
Less value of acute contract agreement	(7,358,402)

Costs in excess of net assets acquired, noncompete agreement and acute contract agreement	$6,147,598

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

The acquisitions were accounted for as purchases and the accompanying consolidated financial statements include the results of their operations from the respective dates of the acquisitions. The purchase prices of these transactions were preliminarily allocated to the assets acquired and liabilities assumed based upon their respective fair values and are subject to change during the twelve-month period subsequent to the closing date due to final determination of fair value estimates.

The following summary, prepared on an unaudited pro forma basis, combines the results of operations as if the acquisitions had been consummated as of the beginning of the year immediately prior to the year of acquisition, after including the impact of certain adjustments such as amortization of intangibles, depreciation of the fair value of fixed assets acquired, interest expense on acquisition financing, and income tax effects:

	Year ended December 31
	2001	2002	2003
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$207,635,087	241,518,732	250,346,540
Net (loss) income	(3,964,727)	7,096,226	7,413,225

The unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been completed at the beginning of the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies, additional revenue generating services, or direct facility operating expense reductions that might be achieved from combined operations.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(4)	Property and Equipment

A summary of property and equipment as of December 31 is as follows:

	2002	2003
Land	$1,580,281	1,817,591
Buildings	9,871,914	11,657,296
Equipment and fixtures	38,454,185	45,510,287
Leasehold improvements	24,541,871	23,695,467

	74,448,251	82,680,641
Less accumulated depreciation and amortization	26,173,095	34,632,540

	$48,275,156	48,048,101

Included in the amounts above are assets acquired under capital leases with total costs of $3,231,452 and $6,154,899 and accumulated amortization of $529,857 and $1,648,212 for the years ended December 31, 2002 and 2003, respectively. For the years ended December 31, 2001, 2002, and 2003, depreciation and amortization expense for property and equipment was $7,917,640, $10,298,122, and $9,623,665, respectively.

(5)	Intangible Assets

The following table summarizes the changes in the carrying amount of goodwill for the following periods:

Goodwill:

Balance as of January 1, 2002	$166,208,403
Goodwill acquired and finalization of purchase price allocation	4,702,515

Balance as of December 31, 2002	170,910,918
Goodwill acquired and finalization of purchase price allocation	6,294,810

Balance as of December 31, 2003	$177,205,728

The amortization of goodwill was $7,079,656, $-0-, and $-0- in 2001, 2002, and 2003, respectively.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

Other intangible assets at December 31, 2003 are as follows:

		Weighted
		Average
	Gross Carrying	Amortization	Accumulated
	Amount	Period	Amortization
Amortizing other intangible assets:
Noncompete agreements	$4,309,131	12 years	1,409,087
Acute contract agreement	7,358,402	10 years	306,600
Lease acquisition costs	192,789	10 years	29,970

	$11,860,322		1,745,657

The aggregate amortization expense of amortizing other intangible assets was $283,004, $420,797, and $718,830 for the periods ending December 31, 2001, 2002, and 2003, respectively. Estimated amortization expense for the next five years is:

2004	$1,110,201
2005	1,104,993
2006	1,103,949
2007	1,102,909
2008	1,102,909

The following table reconciles previously reported net loss as if the provisions of SFAS No. 142 were in effect in 2001:

2001
Reported net loss	$(2,762,116)
Add back goodwill amortization, net of tax	7,079,656

Adjusted net income	$4,317,540

Upon adoption of SFAS No. 142, the Company was required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company was also required to reassess the useful lives and residual values of all intangible assets acquired and make any necessary amortization period adjustments by the end of the first interim period after adoption.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

For intangible assets identified as having indefinite useful lives, the Company was required to test those intangible assets for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment was measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. The results of this analysis did not require the Company to recognize an impairment loss.

(6)	Other Accrued Expenses and Current Liabilities

A summary of other accrued expenses and current liabilities at December 31 is as follows:

	December 31,
	2002	2003
Due to third party	$5,553,637	7,052,625
Accrued taxes	2,404,665	3,319,012
Accrued interest	1,238,722	2,913,392
Self-insured healthcare liabilities	605,232	950,600
Other expense accruals	2,020,798	1,807,146

	$11,823,054	16,042,775

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(7)	Long-Term Debt

A summary of long-term debt at December 31 is as follows:

	December 31,
	2002	2003
Tranche B term loan commitment, weighted average interest rate of 5.48% as of December 31, 2002	$97,250,000	—
Revolving credit commitment, weighted average interest rate of 5.48% as of December 31, 2002	1,700,000	—
Delayed-draw term facility, weighted average interest rate of 5.48% as of December 31, 2002	48,012,559	—
9% Senior subordinated notes	—	160,000,000
New revolving credit facility	—	—
Deferred payment to Saint Barnabas due July 2004	—	1,962,040
Mortgage note payable; interest rate of 10% due in
November 2011	596,883	553,185

Total long-term debt	147,559,442	162,515,225
Less current installments	(15,474,639)	(2,010,315)

	$132,084,803	160,504,910

Until October 2003, the Company was a party to a Fifth Amendment, dated as of January 30, 2002, to its Second Amended and Restated Credit Agreement, dated as of January 31, 2000 (the Credit Facility). The Company’s Credit Facility allowed for total borrowings of $194,891,071, consisting of a $100,000,000 Tranche B term loan commitment, a $25,000,000 revolving credit commitment pursuant to which borrowings were limited based on certain percentages of accounts receivable and inventory, and a $69,891,071 delayed draw-term loan commitment.

Borrowings under the Credit Facility incurred interest at a rate equal to the greater of (1) (a) the lender’s prime rate, (b) a base certificate of deposit rate as calculated in the agreement, or (c) the Federal Funds Effective Rate in effect on such day plus 50 basis points or (2) a Eurodollar rate. The weighted average borrowing rate in effect at December 31, 2002 was 5.48%.

In October 2003, the Company repaid the full outstanding balance on the Credit Facility and entered into a new senior secured credit facility with a syndicate of financial institutions. The new credit facility consists of a $75.0 million five-year revolving credit facility (the New Credit Facility). The Company’s borrowings under the New Credit Facility are either (i) LIBOR or (ii) alternative base rate advances at the Company’s option. LIBOR Rate advances bear interest at a rate equal to the sum of LIBOR plus the applicable margin (as defined below). Alternative base rate advances bear interest at the alternative base rate, which is the higher of (x) the Bank of America, N.A. prime rate and (y) the federal funds rate plus 0.50%, in each case plus the applicable margin. The applicable margin (1) from the closing of the New Credit Facility until the date on which the Company is required to deliver financial statements for the fiscal quarter ending March 31, 2004, is 3.25% per annum in the case of LIBOR rate advances and 2.25% per annum in the case of alternate base rate advances and (2) thereafter will be determined in accordance with a performance grid based on the Company’s total leverage ratio and will range from 3.25% to 2.75% per

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

annum in the case of LIBOR rate advances and from 2.25% to 1.75% per annum in the case of alternate base rate advances. The default rate on the New Credit Facility is 2.00% above the otherwise applicable interest rate. The Company is also obligated to pay a commitment fee ranging from 0.75% to 0.50% per annum on the unused portion of the New Credit Facility, depending on our total leverage ratio. As of December 31, 2003, the New Credit Facility had no outstanding balance. The New Credit Facility matures in October 2008.

The Company’s New Credit Facility is secured by substantially all of the Company’s assets and contains limitations on the Company’s ability to incur additional indebtedness, sell material assets, retire, redeem, or otherwise reacquire its capital stock, and pay dividends. The New Credit Facility also requires the Company to maintain specified levels of debt coverage and meet certain other covenants and ratios.

During 2001, 2002, and 2003, commitment fees of 1.25% were charged on the unused portion of the Credit Facility and are included in interest expense. During 2003, commitment fees of 0.75% were charged on the unused portion of the New Credit Facility and are included in interest expense.

In October 2003, NNA issued $160.0 million in 9% Senior Subordinated Notes (the Notes) due November 1, 2011. NNA issued the Notes under an indenture with Wells Fargo Bank Minnesota, N.A. as trustee.

The Notes:

•	are general unsecured obligations of NNA;

•	are subordinated in right of payment to all existing and future senior indebtedness of NNA;

•	rank equally in right of payment with any future senior subordinated indebtedness of NNA;

•	are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company’s wholly-owned subsidiaries;

•	restrict NNA’s ability to incur additional debt, pay dividends, repurchase stock, or market specified types of investments; and

•	accrue interest at the rate of 9% per annum, paid semiannually on each May 1 and November 1, commencing May 1, 2004, to the Holders of record on the immediately preceding April 15 and October 15.

The Company has agreed to file an Exchange Offer Registration Statement on Form S-4 (the Exchange) with the Securities Exchange Commission (the SEC) on or before April 19, 2004. The Exchange is to be declared effective by the SEC no later than 90 days after registration. The Company has agreed to exchange the Notes for a new issue of identical securities registered under the Securities Act within 30 business days from the effective date of the Exchange. The Company has agreed to pay liquidated damages in the event that it fails to satisfy these obligations.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

In conjunction with the Saint Barnabas acquisition (Note 3), the Company is required to pay $1,962,040 as deferred purchase price in July 2004.

In 2002, the Company entered into a mortgage at one of its facilities for $639,537 maturing in November 2011, with an interest rate of 10.0% per annum and monthly payments of $8,450.

The maturities of long-term debt at December 31, 2003 are as follows:

2004	$2,010,315
2005	53,330
2006	58,915
2007	65,084
2008	71,899
Thereafter	160,255,682

$162,515,225

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(8)	Lease Obligations

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2003 are as follows:

	Capital	Operating
	leases	leases
Years ending December 31:
2004	$1,928,731	7,265,944
2005	1,389,532	6,432,284
2006	89,582	5,742,473
2007	—	5,315,235
2008	—	3,868,164
Thereafter	—	17,640,606

Total minimum lease payments	3,407,845	46,264,706

Less amount representing interest (at rates ranging from 2.0% to 10.5%)	181,377

Present value of net minimum capital lease payments	3,226,468
Less current installments of obligations under capital leases	1,815,187

Obligations under capital leases, excluding current installments	$1,411,281

Lease expense was approximately $10,785,817, $11,530,584, and $9,937,554 for the years ended December 31, 2001, 2002, and 2003, respectively.

(9)	Sale of Minority Interest

Effective January 31, 2003, the Company sold a 40% interest in one of its subsidiaries to an investment group made up of the medical directors at two of the Company’s facilities for $1.1 million. The Company recognized a gain of approximately $0.3 million on the transaction.

(10)	Related Party Transactions

In May 2003, the Company sold the real estate of one of its facilities to an investment group made up of the medical directors at the facility. These same investors own a 40% interest in the partnership which operates the facility. The purchase price for the real estate at this facility was $1.6 million, which approximated the Company’s carrying value and the market value of the facility. The real estate investor took assignment of the existing lease with the partnership.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

In October 2003, the Company sold the real estate of one of its facilities to an investment group made up of one of the medical directors at the facility and a family member. The same medical director is a member in the Physician LLC that owns a 24% interest in the partnership which operates the facility. Of the remaining 76% interest in the partnership, the Company owns 51%. The purchase price for the real estate at this facility was $1.1 million, which approximated the Company’s carrying value and the market value of the facility. The new owners took assignment of the existing lease with the partnership.

Nephrology Associates, of which an officer of the Company is a shareholder, has been retained as medical director of the Dialysis Associates clinics that were acquired by the Company under a ten-year medical directors agreement which provides for payments to Nephrology Associates of $700,000 annually. These payments have been expensed in 2001, 2002, and 2003 accordingly. In 2004, this medical director agreement was extended to expire in 2012 at a new annual rate of $775,000.

A former majority owner of certain clinics acquired by the Company, who is also a NNA shareholder, has entered into a consulting agreement with the Company which provides for payments of $75,000 annually in return for his services in connection with the ongoing management of the acquired clinics. The consulting agreement expires in 2008.

In December 1998, the Company entered into an Advisory Services Agreement with certain investors in the Company pursuant to which they receive consulting fees in exchange for providing corporate finance and strategic planning consulting services to the Company. The initial term of the Advisory Services Agreement was five years with successive one year renewal periods and the advisory fees were $20,000 per month. In 2003, the Advisory Services Agreement was amended to reduce the advisory fees to $15,000 per month commencing in 2004. The Company recognized $240,000 of related consulting expenses for each of the years ended December 31, 2001, 2002, and 2003.

The Company had receivables from other related parties and employees of approximately $567,330 and $61,000, respectively, at December 31, 2002 and $584,112 and $1,000, respectively, at December 31, 2003.

     Also see note 13.

(11) Stockholders’ Equity

(a)	Preferred Stock

Series A Convertible Preferred Stock (Series A) have voting rights and are convertible at any time into an equal number of shares of common stock at the option of the holder. Series B Convertible Preferred Stock (Series B) are nonvoting and are convertible into Series A subject to governmental and regulatory limitations, if any, on the holders of such preferred stock in holding voting stock of the Company. Dividends declared must be paid equally to all holders of common and Series A and Series B stock. Dividends are accrued when declared. No dividends have been declared to date. Subject to certain preferences in favor of the Series C Convertible Preferred Stock (Series C), the Series A and Series B have priority in liquidation valued at $1.00 per share.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

Series C have voting rights and are convertible at any time six months after issuance into Series A at the option of the holder. The Series C shares accrue dividends at an annual rate of twenty percent (20%) of the sum of the Series C issue price plus all accrued and unpaid dividends on the Series C. If the Company fails to redeem any shares of Series C in accordance with the redemption provision below, the dividend rate of the Series C shall be increased by an additional two percent (2%) each year for as long as the failure to redeem continues. The Series C has priority in liquidation valued at $1.20 plus all accrued but unpaid dividends per share to the common stockholders, the Series A stockholders, and the Series B stockholders.

At any time six months after issuance, any and all shares of Series C are convertible into shares of Series A. Each share of Series C shall be automatically converted on the first anniversary of the Series C issuance date, August 1, 2003, into Series A. The conversion price for this automatic conversion is based on the Series C liquidation preference of $1.20 per share plus all accrued and unpaid dividends on such Series C shares. The conversion price is initially the Series C issue price, which may be adjusted for additional issuances in accordance with the provisions of the Amended and Restated Certificate of Incorporation.

Subject to any prohibitions under the Company’s credit facilities, the Company may redeem, in whole or in part, the shares of Series C outstanding at its sole option at the Series C liquidation price of $1.20 plus all accrued and unpaid dividends.

Upon a sale of the Company or a refinancing transaction, the Company must redeem, to the maximum extent possible from legally available funds, all shares of Series C outstanding at the applicable redemption price which is $1.20 plus all accrued and unpaid dividends per share. This mandatory redemption shall not be consummated to the extent that it would constitute an event of default of the Company’s credit facility.

On August 1, 2003, the Company issued 10,885,673 shares of Series C for $1.20 per share. Subsequent to this issuance, the Company redeemed all shares of Series C for $1.20 plus all accrued and unpaid dividends per share upon the issuance of the Company’s 9% Senior Subordinated Notes.

The Restated Certificate of Incorporation was amended to increase the number of authorized shares of (i) Series A to 180,000,000 and (ii) common stock to 210,000,000. The amendment also authorized the issuance of 25,000,000 shares of Series C, par value $0.01 per share. The total authorized shares of Series B remained at 30,000,000.

(b)	Warrants

In December 1998, the Company issued to an employee a warrant to purchase 37,500 shares of common stock. Such warrant is exercisable at any time through December 2008 at $1.00 per share.

In December 1998, the Company issued a warrant to purchase 50,000 shares of Series A preferred stock to the interim chief financial officer for services rendered. Such warrant is exercisable at any time through December 2008 at $1.00 per share.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

In September 1999, the Company issued a warrant to purchase 100,000 shares of Series A preferred stock to the interim chief financial officer for prior services. Such warrant is exercisable at any time through September 2009 at $1.00 per share.

In October 2001, the Company issued a warrant to purchase 25,000 shares of Series A preferred stock to a consultant that assisted the Company in an acquisition. Such warrant is exercisable at any time through October 2011 at $1.35 per share.

At December 31, 2003, warrants to purchase an aggregate of 175,000 Series A shares and 37,500 common stock shares were issued and outstanding.

(c)	Stock Options

In December 1998, the Management Stock Plan (the Plan) was adopted. Pursuant to the Plan, the Company has reserved 14,691,751 shares of Series A for stock option grants to key employees with exercise prices equal to $1.00 per share (Options). The Plan provides for four tranches of Options: Plan A Options to acquire up to 3,921,367 shares, Plan B Options to acquire up to 4,279,856 shares, Plan C Options to acquire up to 6,340,528 shares and Plan D Options to acquire up to 150,000 shares. At December 31, 2003 options outstanding under Plan A, Plan B, Plan C, and Plan D were 1,971,898; 2,227,629; 3,293,338; and 100,000, respectively.

Plan A Options vest on the ninth anniversary of the date of grant, provided that up to 20% of the Plan A Options may be accelerated annually if the Company achieves certain annual Earnings Before Interest, Taxes, Depreciation, and Amortization targets. Plan B Options will vest in the event that, as a result of a sale of the Company or one or more public offerings, certain initial investors receive on or prior to the eighth anniversary of December 23, 1998 (the Closing Date) a 35% internal rate of return and a multiple ranging from 4.0x to 6.99x of the amount invested in the Company by such investors. Plan C Options will vest in the event that, as a result of a sale of the Company or an initial public offering, certain initial investors receive a multiple on the amount invested in the Company by such investors ranging from 7.0x on or prior to the fifth anniversary of the Closing Date to 14.0x on or prior to the eighth anniversary of the Closing Date. Plan D Options are fully vested upon grant. The Plan B and Plan C Options represent options for which compensation expense will be recognized in a future period depending on the number of shares issued and the fair market value of the stock on the measurement date. All associated compensation expense will be recognized at issuance since the Company is unable to predict the number of shares that ultimately will be issued and the likelihood of issuance prior to the achievement of the defined criteria.

Each recipient of a grant of Options will be required as a condition thereof to execute a stock option agreement evidencing such grant. Series A issuable upon exercise of Options (Option Shares) are subject to repurchase by the Company pursuant to the exercise of a “put” option by the option holder or a “call” option by the Company, as described below. Upon termination of employment with the Company due to disability or death of the option holder prior to a public offering, or a sale of the Company, the option holder has a put right to require the Company to repurchase from the option holder all of his or her Options Shares at a price equal to the fair market value thereof once the respective shares have been held for a minimum of six months. If the option holder’s employment

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

with the Company is terminated prior to a sale of the Company, the Company and/or certain initial investors have a call option to require the option holder to sell to the Company and/or such investors, if such call feature is exercised, any or all of the option holder’s Option Shares at a price per share equal to the fair market value thereof, provided, that if the option holder is terminated for cause, the purchase price for the Option Shares will be a price per share equal to the lesser of (i) book value as of the last day of the month during which the option holder was terminated or (ii) cost (Exercise Price). Both the Company’s call option and the holder’s put option are subject to the respective shares being held for at least six months.

In 2003, the Company entered into a stock option agreement with one of its executives (the Optionee) whereby the Optionee was granted a nonqualified stock option to purchase shares of the Company’s Series A (the Shares). Under the agreement, the Company grants to the Optionee a stock option (the Stock Option) to purchase 365,000 Shares at an exercise price of $1.20 per share. The Stock Option vests fully on the date of grant and shall expire on the tenth anniversary of the date of grant, unless terminated earlier by the Optionee’s employment with or service as a director of the Company being terminated.

As of December 31, 2003, 6,394,708 Options were available for grant. The per share weighted average fair value of Options granted during 2001, 2002, and 2003 was $0.76, $0.72, and $0.00, respectively, for Options with Exercise Prices less than the fair market value on the date of grant and is $0.48, $0.48, and $0.39 for Options with Exercise Prices equaling market value on the date of grant using the Black Scholes option-pricing model with the following assumptions:

	2001	2002	2003
Dividend yield	0%	0%	0%
Volatility	0%	0%	0%
Risk-free interest rate	4.95%-6.20%	4.95%-6.20%	3.54%-6.20%
Expected life	9 years	9 years	9 years

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

Options activity during the three years ended December 31, 2003 is as follows:

		Weighted
	Number of	average
	options	exercise price
Balance at December 31, 2000	14,666,751	$1.00
Granted	1,764,459	1.00
Exercised	(118,352)	1.00
Forfeited	(2,146,107)	1.00
Expired	—	—
Balance at December 31, 2001	14,166,751	1.00
Granted	719,488	1.00
Exercised	(53,240)	1.00
Forfeited	(313,241)	1.00
Expired	—	—
Balance at December 31, 2002	14,519,758	1.00
Granted	365,000	1.20
Exercised	(532,586)	1.00
Forfeited	(6,394,307)	1.00
Expired	—	—
Balance at December 31, 2003	7,957,865	$1.01

At December 31, 2003, the exercise price and weighted average remaining contractual life of outstanding Options were $1.01 and 4.8 years, respectively.

At December 31, 2003, the number of Plan A and D options exercisable was 691,570 and the weighted average exercise price of those Options was $1.00.

(d)	Subscriptions Receivable

In connection with the Series A and Series B financing, the Company issued Series A to a member of management in exchange for a $181,457 note receivable payable in equal installments on December 23 of each year through 2003 and bearing interest at the rate of prime plus 2.25%. In 2003, the member of management repaid the note receivable and all accrued interest.

The Company loaned funds to members of management to reacquire certain amounts of the convertible notes payable which were subsequently converted to common stock. The notes receivable in the amount of $39,470 at December 31, 2002 have no maturity and do not bear interest. Such amounts have been included as a deduction to stockholders’ equity. In 2003, the note receivable was repaid.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

In 2001, the Company recorded a $306,742 non interest-bearing note receivable with no maturity date from an investor who subscribed to purchase 227,216 Series B at $1.35 per share. In 2003, the Company retired the Series B shares and removed the non-interest bearing note receivable from the books.

(12)	Income Taxes

Income tax expense (benefit) for the years ended December 31 is as follows:

	2001	2002	2003
Current:
Federal	$31,338	(497,839)	—
State	42,315	622,225	473,323
Deferred:
Federal	154,370	3,628,773	3,405,387
State	(1,260)	633,716	910,611

Income tax expense	$226,763	4,386,875	4,789,321

Total income tax expense for the years ended December 31 differed from the amount computed by applying the U.S. federal income tax rate of 34% in 2001 and 2002 and 35% in 2003 to net (loss) income before income taxes as a result of the following:

	2001	2002	2003
Computed expected tax (benefit) expense:	$(862,020)	3,425,090	3,921,467
Increase (reduction) in income taxes resulting from:
State income taxes, net of federal income tax benefit	27,096	828,918	899,557
Goodwill amortization	1,031,720	—	—
Other	29,967	132,867	(31,703)

Income tax expense	$226,763	4,386,875	4,789,321

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, are presented below:

	2002	2003
Deferred tax assets:
Allowance for doubtful accounts	$2,114,231	967,517
Accrued vacation	643,005	716,401
Operating loss carryforwards – state	1,170,534	1,050,893
Property and equipment, principally due to differences in depreciation	412,800	704,003
Accrued compensation	354,871	68,392
Accrued state use tax	569,400	860,384
Accrued insurance	111,023	454,302
Accrued rent	91,440	174,340
Contribution carryover	146,410	193,794
Other	67,081	216,434

Deferred tax assets	5,680,795	5,406,460
Less valuation allowance	1,089,834	1,050,893

Net deferred tax assets	4,590,961	4,355,567
Deferred tax liability – goodwill and noncompete agreements	3,934,643	8,015,247

Net deferred tax asset (liability)	$656,318	(3,659,680)

As of December 31, 2003, the Company has state net operating loss carryforwards of approximately $24,873,000. The state carryforwards, if not utilized, expire beginning in 2005 and ending in 2016. As of December 31, 2003, the Company has federal net operating loss carryforwards of approximately $1,536,000. The federal carryforwards, if not utilized, expire beginning in 2022 and ending in 2023.

On January 31, 2000, the Company acquired $3,539,207 of deferred tax assets as part of the Renex acquisition. Included in the deferred tax assets was a valuation allowance of $370,960 related primarily to state net operating loss carryforwards, the realization of which was not considered more likely than not.

The net change in the total valuation allowance for the years ended December 31, 2001, 2002, and 2003 was ($336,997), $252,834, and ($38,941), respectively. These changes primarily relate to state operating loss carryforwards, the realization of which are not considered more likely than not. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(13)	Equity Investment

In July 2000, the Company invested $70,000 to acquire 28% of the issued and outstanding stock in IMRAC Corporation (IMRAC), an independent company formed to acquire 100% of the stock of MedPearl.com, Inc. (MedPearl). MedPearl is a sophisticated provider of information management systems to the healthcare industry. As of the date of the Company’s investment, the Company’s chief executive officer had served as the chairman of the board of directors for IMRAC. In addition to its equity contribution, the Company made a senior secured loan of $1.75 million to IMRAC, which accrues interest at 12% and matures on August 1, 2003. In conjunction with the $1.75 million senior secured loan, the Company received a detachable warrant allowing it to acquire up to 66% of the fully diluted shares in IMRAC. The Company also entered into a $1.0 million senior secured revolving credit agreement with IMRAC, which accrues interest at 12% and which was initially scheduled to mature on August 1, 2001. This Senior Secured Revolving Credit Agreement (Agreement) was subsequently amended on March 1, 2001 to increase the available credit to $2 million and extend the maturity date to August 1, 2003. The Agreement was amended a second time on October 18, 2001 to increase the available credit to $4,860,000. The Company’s investment in IMRAC is accounted for under the equity method of accounting.

During 2001, the Company booked a provision for doubtful accounts equal to the total net balance of amounts advanced to IMRAC. The total amount of the charge related to these amounts, including accrued interest, and net of equity losses recorded against amounts advanced was $6,870,849. Accordingly, at December 31, 2002 and 2003, the Company has no remaining investment in or notes or interest receivables due from IMRAC.

In August 2000, the Company entered into a ten-year License and Support Agreement with IMRAC which gives the Company exclusive rights to use the Emerald/Pearl software in the dialysis environment. Under the terms of the agreement, IMRAC provides help desk support, record retention, system administration, database management, and data backup. IMRAC also provides support for the Company’s computer systems and maintains an on-site training facility. The Company recognized $2,847,500, $3,156,147, and $3,298,023 of related expenses during 2001, 2002, and 2003, respectively. The minimum fee under the License and Support Agreement is based on the number of facilities operated by the Company. Based on the number of facilities at December 31, 2003, the Company’s annual expenses under the License and Support Agreement are estimated to be approximately $3,257,000 per year.

In August 2000, the Company entered into a ten-year Services Agreement with IMRAC whereby the Company has agreed to act as an independent contractor to provide accounting, payroll, and other benefit services to IMRAC employees. The agreement is cancelable upon 90 days written notice by either party. The Company recognized $246,869, $84,457, and $212,219 of related revenue during 2001, 2002, and 2003, respectively.

(14)	Commitments and Contingencies

(a)	Employment Agreements

The Company has entered into employment agreements (the Employment Agreements) with four executives (Executives) of the Company. Each Employment Agreement was originally for a term of five years. These agreements were subsequently extended to end on May 31, 2006 provided that the Executive’s employment will be automatically extended for additional one-year

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

periods unless either party provides prior notice of its intention not to renew the Employment Agreement. If the Executive’s employment is terminated during the employment period by the Company without cause or by the Executive for good reason, the Executive will be entitled to receive severance consisting of salary and benefits for a period of 12 to 18 months following termination plus a pro rata portion (based on time served) of the bonus payable to the Executive for the year in which termination occurs.

The Executive may not compete directly or indirectly with the Company or solicit any employees, customers, suppliers, or other business relationships of the Company during his employment and for a period thereafter generally consisting of 12 to 18 months (one year after the full term of the Employment Agreement, in the case of termination by the Company for cause or by the Executive without good reason).

(b)	Liability Insurance

The Company is insured for professional liability based on a claims-made basis. The policy, which has a deductible of $50,000 per occurrence, expires in August 2004 and management intends to renew the policy at such time, although there can be no assurances that such coverage will be available to the Company, or if so, at what cost. The Company’s management is aware of no professional liability claims whose settlement would have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

(c)	Litigation

The Company is a defendant in certain suits that allege, among other things, violation of employment agreements. At this point, the Company is unable to determine the ultimate outcome of these matters. However, certain of the claims raised in the complaints have been dismissed and the Company and its counsel believe that the Company has meritorious defenses to each of the remaining claims which the Company is vigorously asserting.

The Company is subject to various other claims, legal actions, and regulatory investigations which arise in the ordinary course of business, certain of which could be material. In the opinion of management, the ultimate resolution of such matters will be adequately covered by insurance and will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

(d)	Health Care Services

In August 1996, Congress approved the Health Care Portability Act of 1996 (the Act). Under the Act, the federal government was given substantial resources and authority for the completion of fraud and abuse investigations, and the Act has established substantial fines and penalties for offenders. Management continues to implement policies, procedures, and an overall compliance structure to enforce and monitor compliance with this Act and other government statutes and regulations. The Company’s compliance with such laws and regulations is subject to future government review and interpretations as well as regulatory actions unknown or unasserted at this time.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(15)	Other Information

A summary of activity in the Company’s allowance for doubtful accounts follows:

	Balance at	Additions		Balance
Allowances for	beginning	charged to		at end
doubtful accounts	of period	expense	Write-offs	of period
Year ended December 31, 2001	$9,372,855	7,050,174	(2,024,566)	14,398,463
Year ended December 31, 2002	14,398,463	4,594,765	(11,596,602)	7,396,626
Year ended December 31, 2003	7,396,626	6,357,859	(9,283,309)	4,471,176

(16)	Selected Quarterly Financial Data (Unaudited)

The following tables include for 2002 and 2003, certain selected unaudited quarterly financial data. In the opinion of the Company’s management this unaudited information has been prepared on the same basis as the audited information and includes all adjustments necessary to present fairly the information included therein. The operating results for any quarter are not necessarily indicative of results for any future period.

	2002
	First	Second	Third	Fourth
	quarter	quarter	quarter	quarter
Net revenue	$53,612,392	56,581,578	57,502,216	57,585,794
Income from operations	5,801,729	6,625,559	6,859,865	2,462,942
Net (loss) income	1,617,009	2,009,237	2,269,123	(208,449)

	2003
	First	Second	Third	Fourth
	quarter	quarter	quarter	quarter
Net revenue	$56,352,742	58,172,207	61,899,317	64,671,029
Income from operations	6,585,634	5,091,298	6,890,595	6,705,052
Net income	2,249,749	1,345,090	2,714,317	105,715

The significant decreases in income from operations and net (loss) income during the fourth quarter of 2002 were primarily the result of the Company recording charges of approximately $1,828,000 to write off rebates accrued on the purchase of EPO that were foregone under a contract renegotiation and $1,529,000 to write off abandoned acquisition costs consisting primarily of legal and other development costs, both during the fourth quarter. The significant decrease in net income during the fourth quarter of 2003 was primarily the result of the Company recording charges of approximately $2,392,000 to write-off unamortized deferred financing costs associated with the previous credit facility and increased interest expense on the Notes.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

(17)	Financial Information for the Company and its Subsidiaries

The Company conducts substantially all of its business through its subsidiaries. Presented below is condensed consolidating financial information for the Company and its subsidiaries as of December 31, 2002 and 2003 and for the years ended December 31, 2002 and 2003. The information segregates the parent company issuer (National Nephrology Associates, Inc.), the consolidated wholly owned Subsidiary Guarantors, the consolidated Non-Guarantors, and consolidating adjustments. No consolidated financial information has been presented for 2001 as there were no non-guarantor subsidiaries prior to January 1, 2002.

National Nephrology Associates, Inc. and Subsidiaries
Condensed Consolidating Balance Sheets

	Parent
	Issuer	Guarantor	Non-guarantor	Consolidating	Consolidated
	Only	Subsidiaries	Subsidiaries	Adjustments	Totals
As of December 31, 2002
Cash	$7,820,635	(6,790,384)	3,664,385	—	4,694,636
Accounts receivable, net	—	50,920,061	3,607,933	—	54,527,994
Other current assets	29,131,881	(12,208,648)	644,630	(19,533)	17,548,330

Total current assets	36,952,516	31,921,029	7,916,948	(19,533)	76,770,960

Property and equipment, net	8,452,380	35,016,016	4,806,760	—	48,275,156
Investment in subsidiaries	130,231,591	—	—	(130,231,591)	—
Receivable from subsidiaries	4,034,767	—	—	(4,034,767)	—
Intangible assets, net	169,482,166	47,864	4,880,066	—	174,410,096
Other assets	5,384,402	(981,236)	1,540,165	—	5,943,331

Total assets	354,537,822	66,003,673	19,143,939	(134,285,891)	305,399,543

Current liabilities	104,777,546	(58,590,807)	2,069,207	(19,533)	48,236,413
Payables to subsidiaries/parent	—	—	4,034,767	(4,034,767)	—
Preferred stock subject to put option	1,350,000	—	—	—	1,350,000
Long-term liabilities	135,862,324	776,957	1,089,284	—	137,728,565

Total liabilities	241,989,870	(57,813,850)	7,193,258	(4,054,300)	187,314,978
Minority interest	—	—	—	5,536,613	5,536,613
Shareholders’equity (deficit)	112,547,952	123,817,523	11,950,681	(135,768,204)	112,547,952

Total liabilities and shareholders’equity	$354,537,822	66,003,673	19,143,939	(134,285,891)	305,399,543

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2001, 2002, and 2003

National Nephrology Associates, Inc. and Subsidiaries
Condensed Consolidating Balance Sheets

	Parent
	Issuer	Guarantor	Non-guarantor	Consolidating	Consolidated
	Only	Subsidiaries	Subsidiaries	Adjustments	Totals
As of December 31, 2003
Cash	$8,284,042	(5,270,483)	4,828,080	—	7,841,639
Accounts receivable, net	—	54,521,588	5,068,436	—	59,590,024
Other current assets	27,968,351	(13,528,150)	1,182,803	(7,986)	15,615,018

Total current assets	36,252,393	35,722,955	11,079,319	(7,986)	83,046,681

Property and equipment, net	5,209,305	37,721,257	5,117,539	—	48,048,101
Investment in subsidiaries	173,009,973	—	—	(173,009,973)	—
Receivable from subsidiaries	1,493,407	—	—	(1,493,407)	—
Intangible assets, net	182,232,813	101,683	4,985,897	—	187,320,393
Other assets	17,895,073	109,510	10,277	(2,118,665)	15,896,195

Total assets	416,092,964	73,655,405	21,193,032	(176,630,031)	334,311,370

Current liabilities	126,368,741	(94,226,241)	4,226,516	(7,986)	36,361,030
Payables to subsidiaries/parent	—	—	1,493,407	(1,493,407)	—
Preferred stock subject to put option	1,350,000	—	—	—	1,350,000
Long-term liabilities	167,911,503	1,646,302	696,551	—	170,254,356

Total liabilities	295,360,244	(92,579,939)	6,416,474	(1,501,393)	207,965,386
Minority interest	—	—	—	5,883,264	5,883,264
Shareholders’ equity (deficit)	120,462,720	166,235,344	14,776,558	(181,011,902)	120,462,720

Total liabilities and shareholders’ equity	$416,092,964	73,655,405	21,193,032	(176,630,031)	334,311,370

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2001, 2002, and 2003

National Nephrology Associates, Inc. and Subsidiaries
Condensed Consolidating Statements of Operations

	Parent
	Issuer	Guarantor	Non-guarantor	Consolidating	Consolidated
	Only	Subsidiaries	Subsidiaries	Adjustments	Totals
For the year ended December 31, 2002
Net revenue	$1,147,544	211,510,660	13,686,863	(1,063,087)	225,281,980
Operating expenses	25,190,767	166,546,845	12,857,360	(1,063,087)	203,531,885

Income (loss) from operations	(24,043,223)	44,963,815	829,503	—	21,750,095
Other income (loss)	99,684	21,226	(21,847)	—	99,063
Interest expense	11,322,281	67,421	56,150	—	11,445,852
Minority interest	—	—	—	329,511	329,511
Income taxes	(14,693,488)	19,080,363	—	—	4,386,875
Equity earnings in consolidated subsidiaries	26,259,252	(1,102,451)	—	(25,156,801)	—

Net (loss) income	$5,686,920	24,734,806	751,506	(25,486,312)	5,686,920

For the year ended December 31, 2003
Net revenue	$2,522,223	209,611,815	30,948,487	(1,987,230)	241,095,295
Operating expenses	23,662,592	167,659,967	26,487,387	(1,987,230)	215,822,716

Income (loss) from operations	(21,140,369)	41,951,848	4,461,100	—	25,272,579
Other income (loss)	246,519	17,619	1,415	(94,553)	171,000
Interest expense	12,484,341	203,712	82,108	(94,553)	12,675,608
Minority interest	—	—	—	1,563,779	1,563,779
Income taxes	(13,659,706)	18,361,018	88,009	—	4,789,321
Equity earnings in consolidated subsidiaries	25,711,234	—	—	(25,711,234)	—

Net (loss) income	$5,992,749	23,404,737	4,292,398	(27,275,013)	6,414,871

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2001, 2002, and 2003

National Nephrology Associates, Inc. and Subsidiaries
Condensed Consolidating Statements of Cash Flows

	Prarent
	Issuer	Guarantor	Non-guarantor	Consolidating	Consolidated
	Only	Subsidiaries	Subsidiaries	Adjustments	Totals
Year ended December 31, 2002
Cash flows from operating activities:
Net (loss) income	$5,686,920	24,734,806	751,506	(25,486,312)	5,686,920
Changes in operating and intercompany assets and liabilities and non cash items items included in net (loss) income	(5,334,951)	(16,749,098)	454,045	31,517,318	9,887,314

Net cash provided by operating activities	351,969	7,985,708	1,205,551	6,031,006	15,574,234

Cash flows from investing activities:
Purchases of property and equipment	(4,977,783)	(8,603,758)	(2,424,910)	—	(16,006,451)
Cash paid for acquisitions, net	—	—	(6,115,721)	—	(6,115,721)
Other items	(84,457)	—	—	—	(84,457)

Net cash used in investing activities	(5,062,240)	(8,603,758)	(8,540,631)	—	(22,206,629)

Cash flows from financing activities:
Proceeds from long term debt, net	5,612,013	593,405	56,150	—	6,261,568
Other items	(699,822)	—	11,238,108	(6,031,006)	4,507,280

Net cash provided by (used in) financing activities	4,912,191	593,405	11,294,258	(6,031,006)	10,768,848

Net increase (decrease) in cash	201,920	(24,645)	3,959,178	—	4,136,453

Cash at beginning of year	7,618,715	(6,765,739)	(294,793)	—	558,183

Cash at end of year	$7,820,635	(6,790,384)	3,664,385	—	4,694,636

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2001, 2002, and 2003

National Nephrology Associates, Inc. and Subsidiaries
Condensed Consolidating Statements of Cash Flows

	Parent
	Issuer	Guarantor	Non-guarantor	Consolidating	Consolidated
	Only	Subsidies	Subsidiaries	Adjustments	Totals
Year ended December 31, 2003
Cash flows from operating activities:
Net (loss) income	$5,992,749	23,404,737	4,292,398	(27,275,013)	6,414,871
Changes in operating and intercompany assets and liabilities and non cash items included in net (loss) income	4,537,115	(14,525,189)	(3,297,343)	30,299,946	17,014,529

Net cash provided by operating activities	10,529,864	8,879,548	995,055	3,024,933	23,429,400

Cash flows from investing activities:
Purchases of property and equipment	(2,303,685)	(6,175,153)	(594,820)	—	(9,073,658)
Cash paid for acquisitions, net	(11,665,555)	—	—	—	(11,665,555)
Other items	157,327	59,307	—	—	216,634

Net cash used in investing activities	(13,811,913)	(6,115,846)	(594,820)	—	(20,522,579)

Cash flows from financing activities:
Proceeds (repayments of) from long term debt, net	12,629,521	(1,243,801)	(321,203)	—	11,064,517
Other items	(8,884,065)	—	1,084,663	(3,024,933)	(10,824,335)

Net cash provided by (used in) financing activities	3,745,456	(1,243,801)	763,460	(3,024,933)	240,182

Net increase in cash	463,407	1,519,901	1,163,695	—	3,147,003

Cash at beginning of year	7,820,635	(6,790,384)	3,664,385	—	4,694,636

Cash at end of year	$8,284,042	(5,270,483)	4,828,080	—	7,841,639

(18)   Subsequent Events (Unaudited)

(a)	Proposed Sale of the Company to Renal Care Group, Inc.

On February 2, 2004, the Company entered into an Agreement and Plan of Merger (Merger Agreement) with Renal Care Group, Inc. (RCI) under which, subject to the terms and conditions thereof, RCI agreed to acquire all of the outstanding equity securities of the Company. The Merger Agreement provides for a subsidiary of RCI to be merged with and into the Company (Merger) with the Company continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of RCI. At the effective time of the Merger, each outstanding share of capital stock of the Company will automatically be converted into the right to receive from RCI a cash payment at closing plus the contingent right to receive a pro rata portion of certain amounts to be held in escrow.

NATIONAL NEPHROLOGY ASSOCIATES, INC.
AND SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2001, 2002, and 2003

The total consideration to be paid by RCI to holders of the Company’s capital stock is equal to $353.5 million less the sum of (i) the outstanding principal amount at the closing of the Merger of its $160 million of 9% senior subordinated notes due 2011, (ii) all other outstanding third party indebtedness, including capital leases, outstanding at the closing of the Merger, (iii) certain amounts to be held in reserve to satisfy potential post-closing indemnification obligations, (iv) the lesser of (1) $8,494,840 and (2) the remaining principal balance outstanding as of the Closing relating to the Company’s purchase of the St. Barnabas facilities, (v) $950,000 relating to certain Company employee retention bonuses, and (vi) certain expenses incurred by the Company through the closing in connection with the Merger.

(b)	Sale of the Company to Renal Care Group, Inc.

On April 2, 2004, the acquisition of the Company was completed in accordance with the terms and conditions of the Agreement and Plan of Merger dated February 2, 2004, by and among Renal Care Group, Titan Merger Subsidiary, Inc., a wholly-owned subsidiary of Renal Care Group, the Company and certain of the equity holders of the Company.